SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2004 (July 21, 2004)

NEXTEL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19656	36-3939651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia		20191
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

     On July 21, 2004, Nextel announced certain financial and operating results for the second quarter of 2004, including the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Consolidated Statements of Operations
(in millions, except per share amounts)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues
Service revenues	$5,715	$4,595	$2,939	$2,385
Handset and accessory revenues	677	332	350	171

	6,392	4,927	3,289	2,556

Operating expenses
Cost of service (exclusive of depreciation included below)	895	777	457	408
Cost of handset and accessory revenues	985	625	496	315
Selling and marketing	1,029	855	534	444
General and administrative	1,020	760	544	385
Depreciation and amortization	896	835	453	422

Operating income	1,567	1,075	805	582
Interest expense	(309)	(444)	(155)	(219)
Interest income	15	22	7	10
Loss on retirement of debt	(51)	(7)	(34)	(2)
Equity in losses of unconsolidated affiliates, net	(2)	(48)	(2)	(35)
Realized gain on sale of investments	26	—	—	—
Other	3	—	2	—

Income before income tax benefit (provision)	1,249	598	623	336
Income tax benefit (provision) (1)	646	(49)	679	(27)

Net income	1,895	549	1,302	309
Loss on retirement of mandatorily redeemable preferred stock	—	(7)	—	(5)
Mandatorily redeemable preferred stock dividends and accretion	(4)	(53)	(2)	(23)

Income available to common stockholders	$1,891	$489	$1,300	$281

Earnings per common share
Basic	$1.71	$0.48	$1.17	$0.27

Diluted	$1.64	$0.47	$1.12	$0.27

Weighted average number of common shares outstanding
Basic	1,108	1,020	1,110	1,029

Diluted	1,168	1,050	1,173	1,052

Selected Balance Sheet Data
(in millions)

	June 30,	December 31,
	2004	2003
Cash, cash equivalents and short-term investments	$2,094	$1,971
Accounts and notes receivable, net of allowance for doubtful accounts of $77 and $86	1,369	1,276
Property, plant and equipment, net	9,327	9,093
Intangible assets, net	7,220	7,038
Total assets	21,669	20,510
Long-term debt, including current portion	9,607	10,047
Capital lease obligation	—	165
Total liabilities	13,258	14,575
Zero coupon mandatorily redeemable preferred stock	103	99
Stockholders’ equity	8,308	5,836

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Other Data

	For the three months ended
	June 30,	June 30,
	2004	2003
Handsets in service, end of period (in thousands) (2)	13,902	11,683
Net handset additions (in thousands) (2)	546	591
Average monthly minutes of use per handset	780	720
Bad debt expense included in general and administrative (in millions)	$34	$25
Bad debt expense as a percentage of operating revenues	1.0%	1.0%

Capital Expenditures
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash paid for capital expenditures, excluding capitalized interest	$1,183	$707	$502	$332
Changes in capital expenditures accrued or unpaid	(65)	—	79	70

Capital expenditures, excluding capitalized interest	1,118	707	581	402
Capitalized interest	5	20	2	9

Total capital expenditures	$1,123	$727	$583	$411

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash flows from operating activities
Net income	$1,895	$549	$1,302	$309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	896	835	453	422
Change in accrued interest on short-term investments	(6)	(6)	(3)	(3)
Net tax benefit from the release of the net operating loss valuation allowance	(726)	—	(726)	—
Other	(54)	138	(265)	(25)

Net cash provided by operating activities	2,005	1,516	761	703

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(1,188)	(727)	(504)	(341)
Payments for licenses, acquisitions and other, net of cash acquired	(243)	(238)	(187)	(24)
Proceeds from sales of investments	77	—	—	—
Net changes in short-term investments	159	(134)	17	(56)

Net cash used in investing activities	(1,195)	(1,099)	(674)	(421)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(827)	(707)	(636)	(137)
Proceeds from issuance of debt securities	494	—	—	—
Repayments under long-term credit facility	(139)	(99)	(91)	(50)
Borrowings under long-term credit facility	—	69	—	—
Proceeds from issuance of stock	104	36	36	26
Repayments under capital lease and finance obligations	(9)	(25)	—	(9)
Payment for capital lease buy-out	(156)	(54)	—	—
Mandatorily redeemable preferred stock dividends	—	(42)	—	(27)
Other	(1)	(1)	(1)	(1)

Net cash used in financing activities	(534)	(823)	(692)	(198)

Net increase (decrease) in cash and cash equivalents	276	(406)	(605)	84
Cash and cash equivalents, beginning of period	806	1,846	1,687	1,356

Cash and cash equivalents, end of period	$1,082	$1,440	$1,082	$1,440

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Retirements and	Debt for debt
	March 31,	repayments of	exchange		June 30,
	2004	principal	and other		2004
9.375% senior serial redeemable notes due 2009	$1,599		(326	) (c)	$1,273
5.25% convertible senior notes due 2010	607				607
9.5% senior serial redeemable notes due 2011,
including a deferred premium of $28 and $27	720	4	(1	) (d)	715
6% convertible senior notes due 2011	608	608			—
6.875% senior serial redeemable notes due 2013,
net of unamortized discount of $0 and $16	500		197	(c)	697
5.95% senior serial redeemable notes due 2014,
net of unamortized discount of $6 and $6	494				494
7.375% senior serial redeemable notes due 2015,
including unamortized premium of $8 and unamortized discount of $3	2,008		126	(c)	2,134
Bank credit facility (a)	3,756	91 (b)			3,665
Other	25		(3)		22

Total long-term debt, including current portion	$10,317	703	$(7)		$9,607

Zero coupon convertible preferred stock mandatorily redeemable 2013	$101	—	$2	(e)	$103

Total retirements		$703

(a)	On July 15, 2004, we entered into a new $4 billion revolving credit facility. We immediately drew down $1 billion of this new facility and used $476 million of cash on hand to repay the outstanding balance of our then-existing term loan A ($1,360 million) and revolving credit facility ($116 million). This new revolving credit facility provides lower interest rates and extended maturity to 2009. As a result, our liquidity has increased to $4.6 billion on a proforma basis (availability from the revolving credit facility of $3 billion and remaining cash, cash equivalents and short-term investments of $1.6 billion).

(b)	Represents scheduled principal payments.

(c)	During the second quarter 2004, we exchanged $326 million in principal amount of the 9.375% senior notes for a combination of $213 million in principal amount of 6.875% senior notes, net of a $16 million discount, and $137 million in principal amount of 7.375% senior notes, net of an $11 million discount, in a non-cash exchange.

(d)	Represents the amortization of the deferred premium.

(e)	Represents the preferred stock accretion.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	In our Form 10-Q filed for the three months ended March 31, 2004, we disclosed that we expected to reverse some or all of our net operating loss valuation allowance into income as early as mid-2004. For the three months ended June 30, 2004, we recorded a net tax benefit of $726 million resulting from the release of a significant portion of such allowance. The income tax benefit for the three months ended June 30, 2004 reflects the $726 million adjustment, net of state and deferred federal income taxes of $47 million.

2)	Handsets in service, end of period, and net handset additions do not include handsets attributable to the Boost Mobile program. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.6% for both the second quarter 2004 and the second quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Form 8-K pursuant to Item 12 below.

Exhibit No.	Exhibit Description
99.1	Press Release, dated July 21, 2004

Item 12. Results of Operations and Financial Condition.

     The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 21, 2004, Nextel issued a press release announcing certain financial and operating results for the second quarter of 2004. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 12 of this Form 8-K by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.
/s/ Gary D. Begeman
By: Gary D. Begeman
Date: July 21, 2004	Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated July 21, 2004